SECURITIES AND EXCHANGE COMMISSION
 	              Washington, D.C. 20549



	                     FORM 8-K

	Current Report Pursuant to Section 13 or 15(d) of
	       The Securities Exchange Act of 1934



	Date of Report (Date of earliest event reported):
	               November 13, 1998



	               THE PITTSTON COMPANY
	(Exact Name of registrant as specified in its charter)





    Virginia                  1-9148           54-1317776
 (State or other           (Commission	  (I.R.S. Employer
  jurisdiction		            File Number)	 Identification No.)
of Incorporation)




1000 Virginia Center Parkway
P. O. Box 4229
Glen Allen, VA					      23058-4229
(Address of principal					(Zip Code)
executive offices)



	                      (804)553-3600
	(Registrant's telephone number, including area code)

Item 5.  Other Events

The Registrant reports that, on November 13, 1998,
Pittston Mineral Ventures Company, a Pittston Minerals Group company, announced that its Australian affiliate, Mining Project Investors Pty. Ltd. ("MPI"), had completed the previously announced sale of its 50% interest in the Black Swan Nickel Joint Venture. This transaction will permit MPI to focus on its gold mining and exploration programs in Australia and North America. As a result, Pittston Mineral Ventures Company's ownership in MPI has increased to approximately 45% on a fully diluted basis.

                       SIGNATURE

Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               THE PITTSTON COMPANY
                                  (Registrant)



                              By /s/ James B. Hartough
                                 Vice President - Corporate
                         					   Finance and Treasurer


Dated: November 13, 1998